 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-264542
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 28, 2022)
California Water Service Group
Common Stock
Having an Aggregate Offering Price of up to $350,000,000

We have entered into an equity distribution agreement (the “equity distribution agreement”) with Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Blaylock Van, LLC, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC and Samuel A. Ramirez & Company, Inc. (each, a “Manager” and, together, the “Managers”), relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus.
In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $350,000,000 from time to time through the Managers, acting as our sales agents.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CWT.” On April 27, 2022, the last reported sale price of our common stock on the NYSE was $52.22 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a description of various risks you should consider in evaluating an investment in the shares.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus, may be made by any method deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Managers are not required to sell any specific number or dollar amount of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on the terms and subject to the conditions of the equity distribution agreement, to sell the common stock offered on terms agreed by the Managers and us.
We will pay the applicable Manager a commission equal to 1.00% of the gross offering proceeds of the shares of common stock sold under the equity distribution agreement. In connection with the sale of the common stock on our behalf, each Manager may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of each Manager may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Managers with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for additional information, including regarding the compensation to be paid to the Managers.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Morgan Stanley	Baird	Blaylock Van, LLC	Wells Fargo Securities
Janney Montgomery Scott	Ramirez & Co., Inc.
The date of this prospectus supplement is April 29, 2022.

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read this entire prospectus supplement along with the accompanying prospectus and the documents incorporated by reference described under “Where You Can Find More Information” in this prospectus supplement before investing in our common stock. These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any “free writing prospectus” we may authorize to be delivered to you. We have not, and the Managers have not, authorized anyone to provide you with different or additional information. We and the Managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different, additional or inconsistent information, you should not rely on it.
In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying prospectus combined.
We are not, and the Managers are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.
Unless the context otherwise requires, references in this prospectus supplement to “we,” “us” and “our” refer to California Water Service Group.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995.
Forward-looking statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference are based on currently available information, expectations, estimates, assumptions and projections, and our management’s beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like “expects,” “intends,” “plans,” “believes,” “may,” “estimates,” “assumes,” “anticipates,” “projects,” “predicts,” “forecasts,” “should,” “could,” “seeks,” or variations of these words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results may vary materially from what is contained in a forward-looking statement.
Factors which may cause actual results to be different than expected or anticipated include, but are not limited to:
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the impact of the ongoing COVID-19 pandemic and related public health measures;

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our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner;

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governmental and regulatory commissions’ decisions, including decisions on proper disposition of property;

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consequences of eminent domain actions relating to our water systems;

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changes in regulatory commissions’ policies and procedures, such as the California Public Utilities Commission’s decision in 2020 to preclude companies from proposing fully decoupled Water Revenue Adjustment Mechanisms in their next General Rate Case (“GRC”) filing (which impacted our 2021 GRC filing related to our operations commencing in 2023);

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the outcome and timeliness of regulatory commissions’ actions concerning rate relief and other actions;

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increased risk of inverse condemnation losses as a result of climate change and drought;

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our ability to renew leases to operate water systems owned by others on beneficial terms;

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changes in California State Water Resources Control Board water quality standards;

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changes in environmental compliance and water quality requirements;

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electric power interruptions, especially as a result of Public Safety Power Shutoff programs;

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housing and customer growth;

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the impact of opposition to rate increases;

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our ability to recover costs;

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availability of water supplies;

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issues with the implementation, maintenance or security of our information technology systems;

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civil disturbances or terrorist threats or acts;

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the adequacy of our efforts to mitigate physical and cyber security risks and threats;

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the ability of our enterprise risk management processes to identify or address risks adequately;

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labor relations matters as we negotiate with the unions;

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changes in customer water use patterns and the effects of conservation;

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our ability to complete, successfully integrate, and achieve anticipated benefits from announced acquisitions;

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the impact of weather, climate, natural disasters, and actual or threatened public health emergencies, including disease outbreaks on our operations, water quality, water availability, water sales and operating results and the adequacy of our emergency preparedness;

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restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends;

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risks associated with expanding our business and operations geographically; and

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the risks set forth in “Risk Factors” included beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference, including the Annual Report on Form 10-K for the year ended December 31, 2021.

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement or as of the date of the accompanying prospectus or any document incorporated by reference, as applicable. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. Because this is a summary, it is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and this offering of our common stock, we encourage you to read this prospectus supplement and the accompanying prospectus in their entirety, as well as additional information described under “Where You Can Find More Information.” References in this prospectus supplement to “common stock” refer to our common stock, $0.01 par value per share
California Water Service Group
California Water Service Group is a holding company incorporated in Delaware with seven operating subsidiaries: California Water Service Company (“Cal Water”), New Mexico Water Service Company (“New Mexico Water”), Washington Water Service Company (“Washington Water”), Hawaii Water Service Company, Inc. (“Hawaii Water”), TWSC, Inc. (“Texas Water”), CWS Utility Services, and HWS Utility Services LLC. Cal Water, New Mexico Water, Washington Water and Hawaii Water are regulated public utilities. Texas Water holds regulated and contracted wastewater utilities.
The regulated utility entities also provide some non-regulated services. CWS Utility Services and HWS Utility Services LLC hold non-utility property and provide non-regulated services to private companies and municipalities outside of California. Cal Water was the original operating company and began operations in 1926.
Our business is conducted through our operating subsidiaries and we provide utility services to approximately two million people. The bulk of the business consists of the production, purchase, storage, treatment, testing, distribution and sale of water for domestic, industrial, public and irrigation uses, and for the provision of domestic and municipal fire protection services. In some areas we provide wastewater collection and treatment services, including treatment which allows water recycling. We also provide non-regulated water-related services under agreements with municipalities and other private companies. The non-regulated services include full water system operation, billing and meter reading services. Non-regulated operations also include the lease of communication antenna sites, lab services and promotion of other non-regulated services.
Our principal executive office is located at 1720 North First Street, San Jose, California 95112, and our telephone number is 408-367-8200. Our common stock is traded on the New York Stock Exchange under the symbol “CWT.”

The Offering
The following is a brief summary of the terms of this offering. For a more complete description of our common stock, see “Description of Capital Stock” beginning on page 5 of the accompanying prospectus.
Issuer
California Water Service Group
Common stock offered
Shares of common stock having an aggregate offering price of up to $350,000,000.
Common stock outstanding after the offering(1)
Up to 60,475,412 shares of common stock, assuming sales at a price of $52.22 per share, which was the last reported sale price of our common stock on the NYSE on April 27, 2022. The actual number of shares will vary depending on the sales prices at which our common stock is sold under the offering.
Manner of offering
“At the market” offering that may be made from time to time through the Managers. See “Plan of Distribution” on page S-13 of this prospectus supplement.
Transfer Agent and Registrar
Computershare Trust Company, N.A.
Use of proceeds
We intend to use the net proceeds of the offering, after deducting the Managers’ commissions and our offering expenses, for general corporate purposes, which may include working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. See “Use of Proceeds” on page S-8.
Risk factors
Investing in our common stock involves risks. You should read the “Risk Factors” section, beginning on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus, and in our most recent Annual Report on Form 10-K and any subsequent reports incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
NYSE symbol
“CWT”

(1)
The number of shares of our common stock outstanding after the offering set forth above is estimated and could vary based on actual offering size and is based on 53,773,000 shares of common stock outstanding as of March 31, 2022 and includes the shares to be sold by us in this offering. The number of shares outstanding after the offering excludes 100,380 shares issuable upon the vesting of restricted stock units outstanding on March 31, 2022 and 527,500 shares of common stock reserved for future issuance under our equity compensation plans.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement or incorporated by reference in this prospectus supplement, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent reports that are incorporated by reference herein in their entirety. If any of the risks incorporated by reference herein or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to and Investment in our Common Stock and this Offering
If you purchase our common stock in this offering, you may experience dilution as a result of future issuances of securities.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. To the extent outstanding restricted stock units or restricted stock awards are vested and settled, there will be further dilution to new investors. In addition, we may issue additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering and investors purchasing shares or other securities in the future could have rights superior to existing shareowners.
The market price of our common stock may fluctuate significantly.
The market price of our common stock could be subject to significant fluctuations in response to many factors, including:
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our financial condition, performance, liquidity and prospects;

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the market for similar securities;

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our issuance of common stock or other securities;

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investors’ perceptions of us, our industry, our prospects, and our risks;

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changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industries generally, and our ability to meet those estimates;

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announcements by third parties of significant claims or proceedings against us;

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government action or regulation;

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our dividend policy;

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sales, or anticipated sales, of large blocks of our common stock;

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changes in the ratings of our securities;

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general economic, capital markets and utility services market conditions; and

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other factors described under “Forward-Looking Statements”.

In addition, the stock markets in general, including the New York Stock Exchange, are subject to significant price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance and may affect adversely the market price of our common stock.
We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.
We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to submit orders to the Managers at any time throughout the term of the equity distribution agreement. The number of shares that are sold by the Managers after receipt of an order will fluctuate based on the market price of our common stock during the sales period and limits we set with the Managers. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $350,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds from this offering, after deducting the Managers’ commissions and our offering expenses, for general corporate purposes, which may include, without limitation, working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to a “non-U.S. holder” (as defined below) of the ownership and sale, exchange or other taxable disposition of our common stock that is purchased pursuant to this offering. This discussion does not provide a complete analysis of all potential U.S. federal income or other tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended, or Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, in each case, as currently in effect. These authorities may change at any time, possibly on a retroactive basis, or may be subject to differing interpretations. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, or any opinion of counsel regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our common stock.
This discussion does not address the tax considerations arising under the U.S. federal alternative minimum tax, the net investment income tax, or the laws of any state, local or non-U.S. jurisdiction, or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
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banks, insurance companies or other financial institutions;

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partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

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corporations that accumulate earnings to avoid U.S. federal income tax;

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tax-exempt or governmental organizations or tax-qualified retirement plans;

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real estate investment trusts or regulated investment companies;

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controlled foreign corporations or passive foreign investment companies;

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persons who acquired our common stock pursuant to the exercise of an employee stock option or otherwise as compensation for services;

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brokers, dealers, or traders in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons that own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);

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certain former citizens or long-term residents of the United States;

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persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

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qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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persons that do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

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persons deemed to sell our common stock under the constructive sale provisions of the Code.

If a partnership or entity or arrangement classified as a partnership for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the entity or arrangement will depend upon the status of the partner or other owner and the activities of the partnership or other entity or arrangement. Accordingly, this discussion does not address U.S. federal income tax considerations applicable to partnerships that hold our common stock, and partners in such partnerships should consult their tax advisors.

Investors considering the purchase of our common stock should consult their own tax advisors regarding the application of the U.S. federal income, gift and estate tax laws to their particular situations and the consequences of non-U.S., state or local laws, and tax treaties.
Non-U.S. Holder Defined
For purposes of this section, a “non-U.S. holder” is any holder of our common stock, other than a partnership for U.S. federal income tax purposes, that is not:
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an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state therein or the District of Columbia or otherwise treated as such for U.S. federal income tax purposes;

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a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

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an estate whose income is subject to U.S. federal income tax regardless of source.

Distributions
A distribution on shares of our common stock will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A distribution in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale, exchange or other taxable disposition of our common stock. See “— Sale of Common Stock.”
Subject to discussions below on backup withholding and FATCA (as defined below), any distribution made to a non-U.S. holder on our common stock that is not effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and is treated as a dividend for federal income tax purposes will generally be subject to U.S. withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Distributions received by a non-U.S. holder that are treated as dividends for U.S. federal income tax purposes, are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, and, if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment maintained (or in the case of an individual, a fixed base) by the non-U.S. holder in the United States, are not subject to such withholding tax. To obtain this exemption, a non-U.S. holder generally must provide us or our paying agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected distributions, although not subject to U.S. withholding tax, are generally taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, distributions received by corporate non-U.S. holders that are effectively connected with a U.S. trade or business of the corporate non-U.S. holder may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.
If we make a distribution on our common stock in excess of our current and accumulated earnings and profits and we are a USRPHC as described below under “— Sale, Exchange or Other Taxable Disposition of Common Stock” (or we were treated as a “USRPHC” at any time during the five-year period ending on the date of a distribution), the applicable withholding agent may satisfy any withholding requirements by treating the entire distribution as a dividend that is subject to the withholding rules described in the preceding paragraph (and withhold at the rate described above or such lower rate as may be specified by an applicable income tax treaty), or the applicable withholding agent could treat only the amount of the distribution reasonably estimated to be paid from our current and accumulated earnings and profits as a dividend that is subject to the withholding rules described in the preceding paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty.
Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the discussion below regarding backup withholding and FATCA, non-U.S. holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other taxable disposition of our common stock unless:
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the gain (1) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition of our common stock, and certain other requirements are met; or

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subject to certain exceptions, our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to a flat 30% tax (or such reduced rate as may be specified by an applicable income tax treaty) which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we may be or later become a USRPHC, but we have made no determination to that effect. Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax, and a 15 percent (15%) withholding tax would not apply to the gross proceeds from such sale or other taxable disposition, if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are or were to become a USRPHC and our common stock is not or ceases to be regularly traded on an established securities market, a non-U.S. holder generally would be subject to U.S. federal income tax on a net income basis, as described above, on any gain realized from the sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Backup Withholding and Information Reporting
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder of our common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the non-U.S. holder and may entitle the non-U.S. holder to a refund from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act, or FATCA
A U.S. federal withholding tax of 30% may apply to dividends and, subject to the discussion of certain proposed U.S. Treasury regulations below, the gross proceeds of a disposition of our common stock paid to a foreign financial institution (as specifically defined by applicable rules), including when the foreign financial institution holds our common stock on behalf of a non-U.S. holder, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding U.S. account holders of such institution (which may include certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. This U.S. federal withholding tax of 30% applies to dividends on and, subject to the discussion of certain proposed U.S. Treasury regulations below, would also apply to the gross proceeds of a disposition of, our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any “substantial United States owners” (as defined in the Code) or provides identifying information regarding each such substantial United States owner of the entity. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.
The U.S. Treasury released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. Taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.
The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of the sale, exchange or other taxable disposition of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION
We have entered into the equity distribution agreement, dated April 29, 2022 with Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Blaylock Van, LLC, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC and Samuel A. Ramirez & Company, Inc., providing for the offer and sale of shares of our common stock having an aggregate gross sales price of up to $350,000,000, from time to time through the Managers, acting as our sales agents.
Sales of shares of our common stock, if any, as contemplated by this prospectus supplement made through the Managers, as our sales agents, may be made by any method deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act, including by means of ordinary brokers’ transactions on the NYSE at market prices or as otherwise agreed between us and the Managers.
Each time we wish to issue and sell shares of our common stock under the equity distribution agreement, we will notify the Managers of the maximum number of shares to be sold, the minimum price per share at which such shares may be sold and other sales parameters as we deem appropriate. None of the Managers is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed, subject to the terms and conditions of the equity distribution agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices to sell shares of our common stock on the terms agreed upon by the Managers and us. We or the Managers may suspend the offering of common stock at any time and from time to time by notifying the other party.
The applicable Manager will provide written confirmation to us following the close of trading on the NYSE each day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on such day, the gross offering proceeds received from such sale and the compensation payable by us to the applicable Manager in respect to such sales.
We will report at least quarterly the number of shares of common stock sold through the Managers pursuant to the equity distribution agreement, the net proceeds received by us from such sales and the compensation paid by us to the Managers with respect to such sales.
We will pay the Managers commissions for their services in acting as agents in the sale of our shares. The Managers will be entitled to compensation at a commission equal to 1.00% of the gross offering proceeds of the shares of common stock sold under the equity distribution agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Managers under the terms of the equity distribution agreement, will be approximately $1.0 million.
Settlement for sales of our common stock will occur on the second trading day following the date on which any sales are made, or such earlier day as is industry practice for regular-way trading, in return for payment of the net proceeds to us. Sales of our shares of common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Managers agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of our common stock on our behalf, the Managers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Managers may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Managers against certain civil liabilities, including liabilities under the Securities Act.
The offering pursuant to the equity distribution agreement will terminate upon the termination of the equity distribution agreement as permitted therein.
The Managers and their affiliates have, from time to time, provided, and may in the future provide, various investment banking, commercial banking and/or other financial services for us and our affiliates in the ordinary course of business, for which services they have and may in the future receive customary fees. An affiliate of a Manager is a lender under certain of our and our affiliates’ credit facilities.

In addition, in the ordinary course of their business activities, the Managers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours. In the case of any Managers or their respective affiliates that have lending relationships with us, certain of those Managers and/or affiliates may routinely hedge, and certain other of those Managers and affiliates may hedge, their credit exposure to us consistent with their customary risk management policy. Typically, those Managers or affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in our securities. The Managers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, the Managers will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS
The validity of the common stock offered in this offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters will be passed upon for the Managers by Shearman & Sterling LLP, New York, New York.

EXPERTS
The consolidated financial statements of California Water Service Group incorporated by reference in this prospectus supplement, and the effectiveness of California Water Service Group’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The Securities and Exchange Commission (“SEC”) maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You also can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. You should read the information incorporated by reference because it is an important part of this prospectus supplement and these documents contain important information about us and our financial condition. These documents may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement. We incorporate by reference the documents we have filed with the SEC listed below and all documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 13, 2022 that are required to be incorporated by reference therein;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

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Current Report on Form 8-K filed on January 26, 2022; and

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the description of our common stock on Form 8-A filed on March 18, 1994 (under the name California Water Service Company), including any amendment or report filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.
We will provide at no cost to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct requests to:
California Water Service Group
1720 North First Street
San Jose, CA 95112-4598
Attn: Investor Relations
Phone: (408) 367-8200
You can also find these filings on our website at http://www.calwatergroup.com. However, we are not incorporating the information on our website other than these filings into this prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS
California Water Service Group
1720 North First Street
San Jose, CA 95112
408-367-8200
Common Stock
California Water Service Group may offer from time to time shares of its common stock, which are also referred to as the “securities” in this prospectus.
This prospectus provides you with a general description of the securities that may be offered. These securities may be offered in amounts, prices and on terms determined at the time of the sale. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” beginning on page 10 of this prospectus, before you make your investment decision.
The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.
California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”
Investing in these securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, in the applicable prospectus supplement and in the documents incorporated by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 28, 2022.

Unless the context otherwise requires, throughout this prospectus the terms “we,” “us” and “our” refer to California Water Service Group.

i

ABOUT THIS PROSPECTUS
This document is called a prospectus and is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. We have not authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different, additional or inconsistent information, you should not rely on it.
This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of their respective dates, or in the case of the documents incorporated by reference, the date of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits, can be obtained from the SEC website referenced under the heading “Where You Can Find More Information.”
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully review the information contained in the other sections of this prospectus and the applicable prospectus supplement. Furthermore, you should carefully consider the risk factors and other information set forth or incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2021 and our quarterly report on Form 10-Q for the quarter ended March 31, 2022, as well as other information incorporated by reference in this prospectus and the applicable prospectus supplement, as such risk factors and other information may be updated from time to time by our subsequent reports and other filings under the Securities Exchange Act of 1934 (the “Exchange Act”).
The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

ABOUT THE COMPANY
California Water Service Group is a holding company incorporated in Delaware with seven operating subsidiaries: California Water Service Company (“Cal Water”), New Mexico Water Service Company (“New Mexico Water”), Washington Water Service Company (“Washington Water”), Hawaii Water Service Company, Inc. (“Hawaii Water”), TWSC, Inc. (“Texas Water”), CWS Utility Services, and HWS Utility Services LLC. Cal Water, New Mexico Water, Washington Water and Hawaii Water are regulated public utilities. Texas Water holds regulated and contracted wastewater utilities.
The regulated utility entities also provide some non-regulated services. CWS Utility Services and HWS Utility Services hold non-utility property and provide non-regulated services to private companies and municipalities outside of California. California Water Service Company was the original company and began operations in 1926.
Our business is conducted through our operating subsidiaries and we provide utility services to approximately two million people. The bulk of the business consists of the production, purchase, storage, treatment, testing, distribution and sale of water for domestic, industrial, public and irrigation uses, and the provision of domestic and municipal fire protection services. In some areas, we provide wastewater collection and treatment services, including treatment which allows water recycling. We also provide non-regulated water-related services under agreements with municipalities and other private companies. The non-regulated services include full water system operation, billing and meter reading services. Non-regulated operations also include the lease of communication antenna sites, lab services and promotion of other non-regulated services.
Our principal executive office is located at 1720 North First Street, San Jose, California 95112, and our telephone number is 408-367-8200. Our common stock is traded on the New York Stock Exchange under the symbol “CWT.”

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, without limitation, working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from the sale of the securities in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK
Common Stock
Our certificate of incorporation authorizes the issuance of up to 68,000,000 common shares, par value $0.01 per share. There were approximately 53,773,000 shares of our common stock issued and outstanding as of March 31, 2022.
There were 1,888 stockholders of record of our common stock at April 18, 2022. Our common stock is listed on the New York Stock Exchange under the symbol “CWT.” We intend to apply to the New York Stock Exchange to list any common stock issued under this prospectus and any prospectus supplement.
Holders of our common stock are entitled to vote at all elections of directors and to vote or consent on all stockholder questions at the rate of one vote per share and are not entitled to cumulate their votes for the election of directors.
Subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class or series of our securities, holders of our common stock have the right to receive any dividends we declare and pay on our common stock. They also have the right to receive our remaining assets and funds upon liquidation, dissolution or winding-up, if any, after we pay to the holders of any series of our preferred stock the amounts they are entitled to, and after we pay all our debts and liabilities.
Our common stock is subject and subordinate to any rights and preferences granted under our certificate of incorporation and any rights and preferences which may be granted to any series of preferred stock by our board pursuant to the authority conferred upon our board under our certificate of incorporation.
After all cumulative dividends are declared and paid or set apart on any series of our preferred stock which may be outstanding, the board may declare any additional dividends on our common stock out of our surplus (the excess, if any, of our net assets over total paid-in capital) or if there is no surplus, the net profits for the current fiscal year or the fiscal year before which the dividend is declared. Our board may only declare cash dividends if after paying those dividends we would be able to pay our liabilities as they become due.
The common stock issued by this prospectus and any related prospectus supplement will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. Except for any conversion rights that may be granted to any shares of our preferred stock, no holders of any of our capital stock are entitled to purchase or otherwise participate in any of our new or additional equity offerings.
Computershare Trust Company, N.A. is the transfer agent, registrar and dividend paying agent for our common stock. Its phone number is (800) 937-5449.
Preferred Stock
As of the date of this prospectus, we had 241,000 shares of authorized preferred stock, none of which were outstanding. All 241,000 shares of preferred stock are undesignated.
Pursuant to our certificate of incorporation, we may issue the undesignated shares of our preferred stock from time to time in up to eight series without stockholder approval. Subject to limitations prescribed by Delaware law, our certificate of incorporation and our amended and restated bylaws, our board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution, the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

ANTI-TAKEOVER EFFECTS OF OUR CERTIFICATE OF INCORPORATION,
AMENDED AND RESTATED BYLAWS AND DELAWARE LAW
Our amended and restated bylaws contain provisions requiring advance written notice of director nominations or other proposals by stockholders and requiring directors to be free of certain affiliations with certain of our competitors. Also, we have adopted severance arrangements with our executive officers as part of their compensation packages. Furthermore, under our certificate of incorporation, stockholders may not act by written consent, and all stockholder action must be taken at a properly called and noticed meeting of stockholders.
We are subject to Section 203 of the Delaware General Corporation Law, which provides, with certain exceptions, that a Delaware corporation may not engage in certain business combinations with a person or affiliate or associate of such person who is an “interested stockholder” for a period of three years from the date such person became an interested stockholder unless:
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the transaction resulting in the acquiring person becoming an interested stockholder, or resulting in the business combination, is approved by our board of directors before the person becomes an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after the date the person becomes an interested stockholder, the business combination is approved by our board of directors and by the holders of at least 66 2/3% of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

An “interested stockholder” is defined as any person that is (x) the owner of 15% or more of the outstanding voting stock of the corporation or (y) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the three year period immediately prior to the date on which it sought to be determined whether such person is an interested stockholder.
Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our amended and restated bylaws; (d) any action asserting a claim governed by the internal affairs doctrine; or (e) any other action asserting an internal corporate claim, as defined in Section 115 of the Delaware General Corporation Law; in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Such exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

PLAN OF DISTRIBUTION
We may sell the securities through one or more of the following ways:
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directly to purchasers;

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to or through one or more underwriters or dealers;

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through agents; or

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through a combination of any such methods of sale.

A prospectus supplement with respect to a particular issuance of securities will set forth the terms of the offering of those securities, including the following:
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name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the estimated amount of proceeds we will receive;

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any underwriting discounts and commissions; and

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any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters in the sale, the underwriters will acquire the securities for their own account and they may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriting syndicates represented by one or more managing underwriters or one or more independent firms acting as underwriters may offer the securities to the public. In connection with the sale of securities, we may compensate the underwriters in the form of underwriting discounts and commissions. The purchasers of the securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased.
If we use dealers in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of securities, and set forth any commissions or discounts we grant to the dealer.
If we use agents in the sales of the securities, the agents may solicit offers to purchase the securities from time to time. Any of these agents, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Any agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
We may designate underwriters or agents to solicit purchases of shares of our common stock for the period of their appointment and to sell securities on a periodic basis, including pursuant to “at-the-market offerings.” We will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell the shares to or through one or more underwriters or agents. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in the applicable prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. If we offer to sell shares of our common stock through another broker dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our shares. We will describe any such activities in the applicable prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.
We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to resales. The terms of those sales would be described in the applicable prospectus supplement.
If indicated in the applicable prospectus supplement, we will authorize agents, underwriters and dealers to solicit offers to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to stock purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of the contracts.
Agents, dealers and underwriters may be entitled under agreements with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business for which they receive customary compensation.
If indicated in the applicable prospectus supplement, one or more firms may offer and sell securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. We may be obligated to indemnify the remarketing firm against certain liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us or our subsidiaries for customary compensation.
Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.
The applicable prospectus supplement relating to each offering will set forth the anticipated date of delivery of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

LEGAL MATTERS
Gibson, Dunn & Crutcher LLP, San Francisco, California will issue a legal opinion with respect to the validity of the securities. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of California Water Service Group incorporated by reference in this prospectus, and the effectiveness of California Water Service Group’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You also can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents we have filed with the SEC listed below and all documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 13, 2022 that are required to be incorporated by reference therein;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

•
Current Report on Form 8-K filed on January 26, 2022; and

•
the description of our common stock on Form 8-A filed on March 18, 1994 (under the name California Water Service Company), including any amendment or report filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct requests to:
California Water Service Group
1720 North First Street
San Jose, CA 95112-4598
Attn: Investor Relations
Phone: (408) 367-8200
You can also find these filings on our website at http://www.calwatergroup.com. However, we are not incorporating the information on our website other than these filings into this prospectus or any prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus or any prospectus supplement.

California Water Service Group
Common Stock
Having an Aggregate Offering Price of up to $350,000,000
PROSPECTUS SUPPLEMENT
April 29, 2022
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Baird
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